EXHIBIT 10.2

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into by and between Veritas DGC Inc., a Delaware corporation (the “Company”) and                                     (the “Holder”) on this                 day of                                    , 200      pursuant to the Veritas DGC Inc. Share Incentive Plan (the “Plan”), which is incorporated by reference herein in its entirety.

WHEREAS, the Company desires to grant to the Holder                           shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), subject to the terms and conditions of this Agreement, with a view to increasing the Holder’s equity interest in the Company; and

WHEREAS, the Holder desires to have the opportunity to hold shares of Common Stock subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated:

a.                                       “Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of shares of Common Stock issued to the Holder hereunder and the obligation to forfeit and surrender such shares to the Company.

b.                                      “Restricted Shares” shall mean shares of Common Stock that are subject to the Forfeiture Restrictions under this Agreement.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.                                      Grant of Restricted Shares.  On the date of this Agreement, the Company shall cause its stock transfer agent to note the ownership in Holder’s name of                           shares of Common Stock as Restricted Shares. Based on such book entry in the Holder’s name, the Holder shall have, except for the Forfeiture Restrictions, all of the rights of a stockholder of Company with respect to such Restricted Shares, including, without limitation, the right to receive any dividends or distributions allocable thereto and all voting rights appurtenant thereto.  Once the Forfeiture Restrictions are no longer applicable to the shares of Common Stock, or any portion thereof, the Company shall cause a stock certificate representing only those shares of Common Stock that are no longer subject to the Forfeiture Restrictions to be issued to Holder.  On the date of this Agreement, the Holder shall deliver to the Company all stock powers, endorsed in blank, relating to the Restricted Shares.

3.                                      Transfer Restrictions.  Except as specified herein, the shares of Common Stock granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the shares of Common Stock granted hereby that are no longer subject to

Forfeiture Restrictions may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.  The Holder also agrees (i) that Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (ii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.  Nothing in this Agreement shall prevent the Holder from transferring his interest in the Restricted Shares by will or by the applicable laws of descent and distribution.

4.                                      Vesting.  Except as specified in this Section 4, the Common Stock that is granted hereby shall be subject to Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Common Stock that is granted hereby in accordance with the following schedule provided that the Holder’s employment or affiliation relationship with the Company has not terminated prior to the lapse date:

Lapse Date	Number of Restricted Shares as to which Forfeiture Restrictions Lapse

Notwithstanding the foregoing provisions of this Section 4, in the event the Holder’s employment or affiliation relationship with Company is terminated prior to                                               (i) due to the death or Disability of the Holder, or (ii) due to a Change in Control, then, in any such event, all remaining Forfeiture Restrictions shall immediately lapse.  If the Holder’s employment or affiliation relationship with the Company terminates before the lapse date, except as specified in the preceding sentence, the Forfeiture Restrictions then applicable to the Restricted Shares shall not lapse and the number of Restricted Shares then subject to the Forfeiture Restrictions shall be forfeited to the Company.  Upon the lapse of the Forfeiture Restrictions with respect to shares of Common Stock granted hereby the Company shall deliver to the Holder a stock certificate representing such shares of Common Stock, and such shares of Common Stock shall be transferable by the Holder (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

5.                                      Capital Adjustments and Reorganizations.  The existence of the Restricted Shares shall not affect in any way the right or power of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

6.                                      Tax Withholding.  To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to the Holder for federal, state or local income tax purposes with respect to which the Company has a withholding obligation, the Holder shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if the Holder fails to do so, the Company is authorized to withhold from the Common Shares granted hereby or from any cash or stock remuneration then or thereafter payable to the Holder any tax required to be withheld by reason of such resulting income.

7.                                      Consideration Paid for Shares.  As consideration for the issuance of the Restricted Shares, the Holder shall pay the Company the par value of such Restricted Shares.

8.                                      Employment or Affiliation Relationship.  For purposes of this Agreement, the Holder shall be considered to be in the employment of the Company as long as the Holder has an employment or affiliation relationship with the Company.  The Committee shall determine any questions as to whether and when there has been a termination of such employment or affiliation relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

9.                                      Section 83(b) Election.  The Holder shall not exercise the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares without the written approval of the Chief Financial Officer of the Company.  If the Chief Financial Officer permits the election, the Holder shall timely pay the Company the amount necessary to satisfy the Company’s attendant tax withholding obligations, if any.

10.                               No Fractional Shares.  All provisions of this Agreement concern whole shares of Common Stock.  If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

11.                               Not an Employment or Affiliation Agreement.  This Agreement is not an employment or affiliation agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Holder and the Company or guarantee the right to remain employed by or affiliated with the Company for any specified term.

12.                               Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Agreement, and to the Holder at the Holder’s address indicated on the Company’s stock records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.                               Amendment and Waiver.  This Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Holder.  Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Holder.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.                               Governing Law and Severability.  This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15.                               Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the shares of Common Stock granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Holder, his permitted assigns and upon the Holder’s death, the Holder’s estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

16.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Holder has executed this Agreement, all as of the date first above written.

COMPANY:

VERITAS DGC INC.

By:
Scott Smith
Corporate Vice President of Human Resources

10300 Town Park
Houston, Texas 77072

HOLDER:

IRREVOCABLE STOCK POWER

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, For Value Received, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Veritas DGC Inc., a Delaware Corporation (the “Company”),                                shares of common stock, $.01 par value, of the Company, Standing in the undersigned’s name on the books of the Company; and subject to and in accordance with The Restricted Stock Agreement dated                                               between the Company and the undersigned does hereby constitute and appoint                                                                                       its true and lawful attorney, IRREVOCABLY, for the undersigned and in its name and stead, to sell assign, transfer, hypothecate, pledge and make over all or any part of the said stock and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said Attorney or his substitutes shall lawfully do by virtue hereof.

In Witness Whereof, the undersigned has hereunto set its hand on this                 day of                                              .